Exhibit 10.3.5

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT between Artemis International Solutions Corporation, a Delaware corporation (the “Company”) (formerly known as Opus360 Corporation), and Ari Horowitz (the “Employee”) (the “Fourth Amendment”), dated as of January 10, 2003, amending the parties’ original employment agreement dated as of April 1, 1999, between the Company and Employee (the “Original Agreement”), as amended pursuant to the Amendment to Employment Agreement dated September 2, 1999, the Second Amendment to Employment Agreement effective as of May 1, 2001, and the Third Amendment to Employment Agreement dated July 31, 2001(as so collectively amended, the “Amended Employment Agreement” and as amended by this Fourth Amendment, the “Employment Agreement”).

WHEREAS, the Company and the Employee desire to amend certain terms of the Employee’s employment with the Company as set forth in the Original Agreement and the Amended Employment Agreement.

NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration (including but not limited to the Employee continuing to provide services to the Company pursuant to the Employment Agreement), the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

1.  Change of Control.  The second sentence of Section 9 of the Amended Employment Agreement is deleted and the new second sentence of Section 9 of the Employment Agreement shall now read as follows:

For purposes of this Agreement a “Change of Control” shall be deemed to have occurred if, (A) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which holders of Common Stock immediately prior to the merger own a majority of the common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (B) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (C) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the outstanding Common Stock.

2.  Good Reason.  Section 8(b) of the Amended Employment Agreement is amended by adding new subsections “(iii)” and “(iv)” to the Employment Agreement, as follows:

. . . or (iii) a termination by Employee following a Change of Control, or (iv) a termination by Employee following the termination for any reason, including without limitation the resignation, of Michael Rusert, currently the Chief Executive Officer and President of the Company.

3.  Bonus:  Section 4(b) of the Amended Employment Agreement is deleted and is replaced by a new Section 4(b) of the Employment Agreement, which shall read as follows:

(b) Bonus.  In addition to any other compensation provided for in this Agreement, during each year of the Term, Employee shall be eligible to receive performance bonuses as determined at the discretion of the Chief Executive Officer, based in part against those bonuses and their payment structure as are established for senior executives of comparable positions within the Company.

4.  Miscellaneous

(a)           Ratification.  Except as otherwise expressly set forth herein, the Amended Employment Agreement is hereby ratified and confirmed in its entirety.

(b)           Effective Date.  This Fourth Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the undersigned have duly executed this Fourth Amendment as of the date first written above.

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

By:
(Signature)

Michael Rusert
President and Chief Executive Officer

EMPLOYEE

(Signature)

Ari Horowitz
Executive Vice President, Corporate Development